Exhibit 99.1

UNANIMOUS WRITTEN CONSENT OF TIIE DOA RD OF DIRECTORS OF HESTIA INSIGHT INC. D a t e: Aprll15,2026 The undersigned, being .ill the members or the Uo.ird or Directors or Hestia Insight I n c. (the "Company"), hereby take the following actions: WHER6 A S , Edward Lee has provided six (6) years of d e dicated service lo the Company as Its Chairman .ind President without receiving any cash salary, health bcneOts, or standard executive compensation; WHER6AS, the Company recognizes an outstanding compensation lfablllty ofSS00,000 arising from this six - year period; and WHEREAS , the Board has determined that divesting 100% of the Interest In HestJa Investments lnc.(lhe "Subsidiary") 10 Mr. I.cc Is a fair method to settle this llablllty while preserving Company cash and retaining ruture upside for stockholders. RESOLV6D, that the Strategic Divestiture and Settlement Agreement Is herebyapproved. RESOLVED FURTHER, that the Company shall retain a 20% participation In the Net Earnings of the Subsidiary for two (2) years for the bcneOt of stockholders of record as of April 30, 2026. DIRECTfr - Edward Lee, Chairman o4 - /,.., ೦ >b ೦ otj;;J..f - ..).b ೦ b a ,Independent Director